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EXHIBIT 23.1


CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation of our report included in this Form 11-K, into the Company's previously filed Registration Statements on Form S-8 File Nos. 333-48430, and 333-75710, and on Form S-3 File No. 333-60350.

/s/ DeJoy, Knauf & Blood, LLP

Rochester, New York
June 28, 2004